                                                                 Exhibit (d)(14)


                              EUROS 150,000,000-


                    MULTICURRENCY REVOLVING CREDIT FACILITY




                                    BETWEEN



                                    RHODIA


                              as Initial Borrower


                                    RHODIA


                                 as Guarantor


                                      and

                                       *



                                as Initial Bank


----------------

* Confidential treatment for the name of the bank has been requested pursuant to Item 1007(d) of Regulation M-A under the Securities Exchange Act of 1934, and the name of the bank has been filed separately with the Securities and Exchange Commission.

                                     INDEX
Clause

1.      Interpretation
2.      The Facility
3.      Purpose
4.      Conditions Precedent
5.      Drawdown
6.      Repayment
7.      Prepayment and Cancellation
8.      Interest Periods
9.      Interest
10.     Optional Currencies
11.     Payments
12.     Taxes
13.     Market disruption
14.     Increased costs
15.     Illegality
16.     Additional Borrowers and Additional Banks
17.     Representations and Warranties
18.     Undertakings
19.     Default
20.     Commitment fees
21.     Expenses
22.     Stamp duties
23.     Indemnities
24.     Evidence and Calculations
25.     Set-off
26.     Severability
27.     Counterparts
28.     Notices
29.     Language
30.     Governing law

Schedules

1.A     Accession Agreement (Borrower)
1.B     Conditions precedent for the Additional Borrower
2.      Accession Agreement (Additional Bank)
3.      Conditions Precedent Documents
4.      Allocations and Administrative details
5.      Form of Compliance Certificate
6.      Form of Request
7.      Guarantee

THIS AGREEMENT is dated January 3rd, 2000 between:

(1)   RHODIA, a French societe anonyme,
      Quai Paul Doumer, 25-92408 COURBEVOIE (FRANCE)

      as borrower ("the Initial Borrower") and as guarantor (the "Guarantor");

(2)   *

      lender (the "Initial Bank")

IT IS AGREED AS FOLLOWS:

1.    INTERPRETATION

1.1   Definitions

      In this Agreement:

      "Accession Agreement"

      means an agreement as proposed in Schedule 1 to add an Additional Bank or an Additional Borrower.

      "Additional Bank"

      means any subsidiary (including their branches) of the Initial Bank becoming a party to the facility agreement after execution of an Accession Agreement.

      "Additional Borrower"

      means any subsidiary of the Initial Borrower becoming party to the facility agreement in accordance with article 30 thereof and after execution of an Accession Agreement.

      "Advance"

      means any and each of the:
      * Tranche 1 Advance: an advance made available to a Borrower by a Bank under the Tranche 1 Facility;
      * Tranche 2 Advance: an advance made available to a Borrower by a Bank under the Tranche 2 Facility.

      "Available Facility Amount"

      means:
      * when designated Tranche 1, the amount of the Tranche 1 Facility Amount less the Original EUR Amount of the then outstanding Tranche 1 Advances;
      * when designated Tranche 2, the amount of the Tranche 2 Facility Amount less the Original EUR Amount of the then outstanding Tranche 2 Advances;

      "Banks"

      means the Initial Bank and the Additional Banks.

"Bank's Spot Rate of Exchange"

means the Bank's spot rate of exchange for the purchase of the relevant Optional Currency in the Brussels or London foreign exchange market at or about 11:00 a.m. (local time) on a particular day.

"Borrowers"

means the Initial Borrower and the Additional Borrowers

"Business Day"

means a day (other than a Saturday or a Sunday) on which:
 . in relation to a transaction involving a payment in an Optional Currency, banks are open for business in the principle financial centre of the country of that Optional Currency;
 . in relation to a payment in EUR, the TARGET system is operating;
 . in relation to any other matter (a.o. notices to the Banks,...), banks are open for business in the country of the Facility Office of the relevant Bank and in the country of the relevant Borrower.

"CHF" or "Swiss franc(s)"

means the lawful currency of Switzerland.

"Consolidated Net Worth"

means the difference between (i) total liabilities and total stockholders equity and (ii) the sum of total current liabilities, long term debt (including participating loans), other long term liabilities and mandatorily redeemable partnership interests (if any) as each of the foregoing amounts shall be determined from the items so described in the consolidated balance sheet of the Group included in the annual consolidated accounts most recently delivered by RHODIA to the Banks.
For the avoidance of doubt, on the basis of the Original Group Accounts, Consolidated Net Worth is amounting to FRF. 13.973.000.000-.

"Commitment Period"

means any and each of the:
 . Tranche 1 Commitment Period: the period from the date of this Agreement to the
  Tranche 1 Final Maturity Date (both dates inclusive);
 . Tranche 2 Commitment Period: the period from the date of this Agreement to the Tranch 2 Final Maturity Date (both dates inclusive).

"Default"

means an Event of Default or an event which, with the giving of notice, lapse of any period of time, in each case under the Agreement, would constitute an Event of Default under the Agreement and which is not capable of being cured without material adverse effect on the Obligers.

"Drawdown Date"

means the first day of an Advance.

EBITDA"

(after cash impact of provisions) means:

Operating Income
 .    plus: Depreciation and amortization of assets
 .    plus: Increase in other long term provisions (or minus decrease in other long term provisions, if any).

Operating Income

means: net sales, minus operating expenses. Operating expenses are production costs and expenses, administrative and selling expenses, research and development expenses, additional goodwill amortization (if any), provision for restructuring and environmental costs.

Depreciation and amortization of assets includes:
- amortization of acquisition goodwill and equity goodwill in net income of affiliated companies,
-    amortization of patents, licences, trade-marks and software,
-    amortization of other intangible assets,
-    depreciation of land, buildings and other tangible assets,
-    additional goodwill amortization (if any)
-    investments allowance.

Increase (or decrease, if any) in other long term provisions comprises:
-    change in provisions for retirement
-    change in provisions for restructuring
-    change in provisions for other long term risks and liabilities.

as each of the foregoing amounts shall be determined from the items so described in the consolidated statements of operations of the Group and in the consolidated statements of cash flows, included in the annual consolidated accounts most recently delivered by RHODIA to the Banks.

For the avoidance of doubt, on the basis of the Original Group Accounts, EBITDA is amounting to FRF 4,873,000,000-.

"EURIBOR"

means, in relation to any period, the rate per annum offered in the euro interbank market for deposits in euros for such period, as reported on page 248 of the Telerate screen or, in case of unavailability thereof, on the EURIBOR 01 page of the Reuters screen (or any successor to such pages or screens) at or about 11:00 am (Brussels time) on the Interest Determination Date or, if such rate shall not be so reported, the arithmetic mean (rounded upwards, as the case may be, to the nearest 1/32%) of the rates offered to prime banks by the Reference Banks for deposits in euros for such period at or about 11:00 am (Brussels time) on the Interest Determination Date.

"EUR" or "euro(s)"

means the single currency of the European Union.

"Event of Default"

means an event specified as such in Clause 19.1 (Events of Default).

"Facility"

means each and any of:
the Tranche 1 Facility: a multicurrency revolving facility granted to the Borrowers in this agreement and referred to in Clause 2.1 (a);
the Tranche 2 Facility: a multicurrency revolving facility granted to the Borrowers in this agreement and referred to in Clause 2.1 (a).

"Facility Amount"

means
 . when designated Tranche 1: EUR 50,000,000,- or such amount to which the Tranche 1 Facility has been reduced in accordance with the provisions of this Agreement;
 . when designated Tranche 2: EUR 100,000,000,- or such amount to which the Tranche 2 Facility has been reduced in accordance with the provisions of this Agreement

"Facility Office"

means the office identified in Schedule 4 or such other office as each Bank may from time to time select.

"Final Maturity Date"

means
 . when designated Tranche 1: the date falling 364 days from the date of this
  Agreement;
 . when designated Tranche 2: the date falling on the fifth anniversary of the date of this Agreement.

"Financial Indebtedness"

means:

(i)   any indebtedness for monies borrowed;

(ii) any indebtedness (actual or contingent) under a guarantee, security, indemnity or other commitment designed to protect any creditor against loss in respect of any financial indebtedness of any third party.

(iii) any indebtedness under any acceptance credit;

(iv) any indebtedness under any debenture, note, bill of exchange, bonds, commercial paper, certificate of deposit or similar instrument on which either of the Borrower is liable;

(v) any indebtedness for money owing in respect of any interest swap, or currency swap, such indebtedness to be measured on a mark-to-market basis at the relevant time and to include, vis-a-vis any particular counterparty, application of the relevant ISDA netting procedures.

(vi) any payment obligations under any lease entered into for the purpose of obtaining or raising finance.

"GBP" or "sterling"

means the lawful currency of the United Kingdom of great Britain and Northern Ireland.

"Guarantor"

means Rhodia

"Guarantee"

means the guarantee to be issued in the form of Schedule 7 by the Guarantor in accordance with article 16 of the Agreement and which is an integral part of the Agreement.

"Group"

means Rhodia and its Subsidiaries.

"Initial Bank"

means* (including its branches).

"Initial Borrowers"

means Rhodia

"Interest Determination Date"

means, in relation to any period for which an interest rate is to be determined hereunder, the day on which quotations would ordinarily be given by prime banks in the relevant interbank market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that period, provided that, if, for any such period, quotations would ordinarily be given on more than one date, the Interest Determination Date for that period shall be the last of those dates.

"Interest Period"

means each period determined in accordance with Clause 8 (Interest Periods)

"LIBOR"

means, in relation to any period and in any currency which is an Optional Currency, the rate per annum offered in the London interbank market for deposits in such currency for such period, as reported on pages 3740 or 3750 of the Telerate screen or, in the case of unavailability thereof, on the LIBOR page of the Reuter screen (or any successor to such pages or screens) at or about
11.00 am (London time) on the Interest Determination Date or, if such rate shall not be so reported, the arithmetic mean (rounded upwards, as the case may be, to the nearest 1/32%) of the rates offered to prime banks in London by the Reference Banks for deposits in such currency for such period at or about 11.00 am (London time) on the Interest Determination Date.

"Margin"

means
 .when designated Tranche 1: 0,20 per cent. per annum;
 .when designated Tranche 2: 0,40 per cent. per annum.

"Material Adverse Change"

means any event on the assets or financial condition of the Group taken as a whole having a material adverse effect in the reasonable opinion of the Initial Bank on the ability of Rhodia to perform in a timely manner all or any of its payment obligations under this Agreement (including the Guarantee).

"Material Subsidiary"

means any Subsidiary of Rhodia whose total net fixed assets represent not less than 5 per cent of the total next fixed assets of the Group each as calculated from the then latest consolidated accounts of the Group.

"Net Financial Expenses"

means Interest expenses minus Interest income.

- Interest expenses includes: interests on financial debts and financing operations (Interests on loans payable, on bank overdrafts, discounts of notes receivable, amortization of redemption premium) after capitalization of financial expenses related to the financing of certain assets and incorporated in the purchase cost of such assets. Are excluded: penalties or commissions for loan prepayment, losses on financial instruments such as interest rate options and interest rate swaps, interest payable on non financial debts (commercial or other), loans issuing costs whether spread or not over the duration of the loan, net losses on disposals of marketable securities, decreases in the probable stock exchange value of trading securities, losses on repurchase of shares, debentures and other securities issued by the Group.

- Interest income includes: interest income on financial assets (loans receivable, debit balance on bank current accounts, etc.). Are excluded income from non financial receivables, gains on financial instruments such as interest rate swaps or interest rate options, gains on disposal of marketable securities, increase in the probable stock exchange value of trading securities, income for marketable securities, gains on repurchase of shares, debentures or other securities issued by the Group.

as each of the foregoing amounts shall be determined from the items so described in the consolidated statements of operations of the Group included in the annual consolidated accounts most recently delivered by RHODIA to the Banks. For the avoidance of doubt, on the basis of the Original Group Accounts, Net Financial Expenses are amounting to FRF 640.000.000-.

"Obligor"

means any of the Borrowers or the Guarantor.

"Optional Currency"

means USD, JPY, CHF and GBP.

"Original Group Accounts"

means the audited consolidated accounts of the Group for the year ended 31st December, 1998.

"Original EUR Amount" means:

(a)   the principal amount of an Advance denominated in EUR; or
(b) the principal amount of an Advance denominated in an Optional Currency, translated into EUR on the basis of the Bank's Spot Rate of Exchange on the third Business Day prior to the Drawdown Date for that Advance.

"Party"

means a part to this Agreement.

      "Reference Banks"

      means
      - in relation to the London interbank market, National Westminster Bank, Lloyds TSB Bank, Citibank NA and Barclays Bank;
      - in relation to the Euro interbank market, KBC, Banque Bruxelles Lambert, ABN Amro and Societe Generale.


      "Repayment Date"

      means, with respect to an Advance, the last day of its Interest Period.


      "Request"

      means a request made by a Borrower for an Advance, substantially in the form of Schedule 6.


      "Security Interest"

      means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

      "Subsidiary"

      of an entity means:

      a corporate body of which such entity owns directly or indirectly more than fifty per cent (50%) of all voting rights.

      "USD" or "US dollars"

      means the lawful currency of the United States of America.

1.2   Construction

      (a) in this Agreement, unless the contrary intention appears, a reference to:

           (i) "assets" includes properties, revenues and rights of every description;

                a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that, if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last day in that calendar month;

                a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental body, agency, department or regulatory, self-regulatory or other authority or organisation;

           (ii) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

          (iii) a pension includes its successors and assigns;

      (b) Unless the contrary intention appears, a term used in any other document or in any notice given under or in connection with any document has the same meaning in that document or notice as in this Agreement.

     (c) The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

2.   THE FACILITY

2.1  Facility

     (a) Subject to the terms of this Agreement, the Banks grant to the Borrowers a
         . Tranche 1 Facility under which the Banks shall, when requested by a Borrower, make Advances during the Tranche 1 Commitment Period to the Borrowers up to an aggregate Original EUR Amount not exceeding the Tranche 1 Facility Amount;
         . Tranche 2 Facility under which the Banks shall, when requested by a Borrower, make Advances during the Tranche 2 Commitment Period to the Borrowers up to an aggregate Original EUR Amount not exceeding the Tranche 2 Facility Amount.

     (b) Without prejudice to paragraph (a), each Bank shall be obliged to make Advances only
         - to the Borrowers,
         - up to the maximum amount allocated and
         - through the Facility Office
         set opposite its name in Schedule 4.

     (c) The Guarantor may at any time ask the Initial Bank to change the maximum amount allocated to any Borrower. If the Initial Bank agrees on that request, an amendment to this Agreement will be signed between the Guarantor (on behalf of itself and of the Borrowers) and the Initial Bank (on behalf of itself and of the other Banks) and Schedule 4 will be adapted.
         The relevant Borrower and the relevant Bank will be informed accordingly by the Initial Bank.

2.2  Nature of the Banks' rights and obligations

     The obligations of the Banks under this facility are several. Failure of a Bank to carry out those obligations does not relieve any Borrower or the Guarantor of its obligations under this facility nor shall any other party be liable for the failure by such Bank to perform its obligations hereunder.

3.   PURPOSE

     (a) The Borrowers shall apply all the proceeds of the Advances towards financing their general corporate purposes.

     (b) Without affecting the obligations of either Obligor in any way, the Banks are not bound to monitor or verify the application of any Advance.

4.   CONDITIONS PRECEDENT

4.1  Documentary conditions precedent

     The obligations of the Banks to either Obligor under this Agreement are subject to the condition precedent that the Initial Bank has received all of the documents set out in Schedule 3 in form and substance satisfactory to the Initial Bank.

4.2  Further conditions precedent

     As long as the EUR 1,400,000,000 5-year revolving credit facility agreement to be entered between Rhodia and a syndicate of banks is in full force and effect, the obligations of the Banks to grant an Advance are subject to the further conditions precedent that:

     (a) on both the date of Request and the Drawdown Date for that Advance:

         (i) the representations and warranties in Clause 17 (Representations and Warranties) to be repeated on those dates are correct and will be correct immediately after the Advance is made; and

         (ii) no Default is outstanding or might result from the making of the Advance; and

         (iii) Clause 7.4 is not applicable; and

     (b) on the Drawdown Date for that Advance, the Original EUR Amount of such Advance does not exceed
         . the Tranche 1 Available Facility Amount, if the Advance is a Tranche
           1 Advance;
         . the Tranche 2 Available Facility Amount, if the Advance is a Tranche
           2 Advance.

     As soon as the EUR 1,400,000,000 5-year revolving credit facility agreement to be entered between Rhodia and a syndicate of banks is no longer in full force and effect, the obligations of the Banks to grant an Advance are subject to the further conditions precedent that:

     (a) on both the date of the Request and the Drawdown Date for that Advance:

         (i) the representations and warranties in Clause 17 (Representations and Warranties) to be repeated on those dates are correct and will be correct immediately after the Advance is made; and

         (ii) no Default is outstanding or might result from the making of the Advance; and

         (iii) The Consolidated Net Worth calculated as at 31 December of the financial year referred to in the audited consolidated accounts of the Group most recently delivered by Rhodia S.A. to the Banks, is greater than FRF 13,000,000,000-;

5.   DRAWDOWN

5.1  Commitment Period

     The Borrowers may borrow a Tranche 1 Advance during the Tranche 1 Commitment Period and/or a Tranche 2 Advance during the Tranche 2 Commitment Period if the relevant Bank receives, not later than 9 am on the second Business Day prior to the Drawdown Date, a duly completed Request.

5.2 Completion of Requests

    A Request will not be regarded as having been duly completed unless:

    (a)  the Drawdown Date is a Business Day during the Commitment Period;

    (b) only one currency is specified and the principal amount of the Advance is:


         (i)    if the currency is EUR, a minimum of EUR 200.000,-; or
         (ii) if the currency is an Optional Currency, a minimum of the equivalent of EUR 200,000,- in that Optional Currency; or
         (iii) such other amount as the relevant Bank and the relevant Borrower may agree;

    (c) the Interest Period selected complies with Clause 8 (Interest Periods) and does not extend beyond the Tranche 1 Final Maturity Date if it relates to a Tranche 1 Advance or beyond the Tranche 2 Final Maturity Date if it relates to a Tranche 2 Advance.

    and

    (d)  the payment instructions comply with Clause 11 (Payments).

    Each Request, once delivered, shall be irrevocable.

5.3 Number of Requests and Drawdowns

    No more than one Request may be delivered on the same day by the same Borrower and no more than 10 Advances may be outstanding at the same time.

5.4 Making of an Advance

    Subject to the terms of this Agreement, the relevant Bank shall make an Advance available to the relevant Borrower on the relevant Drawdown Date.

6.  REPAYMENT

    Each Borrower shall repay each Advance made to him in full on its Repayment Date.

7.  PREPAYMENT, CANCELLATION AND MANDATORY PREPAYMENT

7.1 Cancellation

    (a) The Tranche 1 Facility shall be cancelled in full on the Tranche 1 Final Maturity Date.

    (b) The Tranche 2 Facility shall be cancelled in full on the Tranche 2 Final Maturity Date.

    (c) The Borrowers may, by giving not less than 30 days' prior notice to the Initial Bank, cancel the undrawn amount of the Tranche 1 Facility or of the Tranche 2 Facility in whole or in part (but, if in part, in a minimum amount of EUR 1,000,000,-).

7.2  Additional right of prepayment and cancellation

     If:

     (a) an Obligor is required to pay to a Bank any additional amounts under Clause 12 (Taxes); or

     (b) an Obligor is required to pay to Bank any amount under Clause 14 (Increased Costs), then, without prejudice to the obligations of either Obligor under those Clauses, the Borrowers may, whilst the circumstances continue, serve a notice of prepayment and cancellation on the Initial Bank. On the date falling five Business Days after the date of service of the notice:

          (i) the Borrowers shall prepay the Banks together with all other amounts payable by them under this Agreement; and

          (ii)   the undrawn part of the facility shall be cancelled

7.3  Miscellaneous provisions

     (a) Any notice of prepayment and/or cancellation under this Agreement is irrevocable.

     (b) All prepayments under this Agreement shall be made together with accrued interest on the amount prepaid.

     (c) No prepayments or cancellation is permitted except in accordance with the express terms of this Agreement

     (d) Any amount of an Advance which is repaid under Clause 6 (Repayment) may subsequently be reborrowed in accordance with the terms of this Agreement.

     (e) No amount prepaid under this Agreement may subsequently be re-borrowed. No amount of the facility cancelled under this Agreement may subsequently be reinstated

7.4  Mandatory prepayment

     If the following ratio is breached:

     Adjusted EBITDA to Consolidated Net Indebtedness is at any time greater than 3.5 on any Testing Date falling before 31 December 2001; and 3.0 on any Testing Date falling on or after 31 December 2001, then,
     (i) the Initial Bank will issue a notice to the Borrowers stating that the ratio is breached;
     (ii) the Borrowers will be obliged to repay all outstanding Advances on their Repayment Date;
     (iii)  no new Advances will be granted by the Banks;
     (iv) any Advance the Repayment Date of which exceed the date which is two months after the notice given by the Initial Bank will have to be prepaid on the latter date together with all other amounts payable by them to the Bank under this Agreement.

     As soon as the EUR 1,400,000,000 5-year revolving credit facility agreement to be entered between Rhodia and a syndicate of banks is no longer in full force and effect, this Clause 7.4 will no longer be valid.

For the purpose of this Clause 7.4

"Adjusted EBITDA" means, in respect of a particular period, Rhodia's consolidated EBITDA plus the sum of the EBITDA of each Relevant Entity (the "Relevant Entity EBITDA") (all as determined from the accounts of that Relevant Entity most recently delivered by Rhodia to the Initial Bank), provided that the amount of such adjustment shall be pro rata to Rhodia's participation in the capital of the Relevant Entity. For the avoidance of doubt, the adjustment to EBITDA for the period ending on 31st December, 1999 shall reflect 100% of the Relevant Entity EBITDA of Albright & Wilson plc, as determined from the audited consolidated accounts of Albright & Wilson plc for its financial year ending on that Testing Date;

"Consolidated Net Indebtedness" means, without double counting, the aggregate of Rhodia's long term debt (including participating loans), bank overdrafts, current portion of long term debt, guarantees given with respect to Financial Indebtedness of third parties or joint ventures in which Rhodia is involved or Rhodia's unconsolidated subsidiaries or otherwise and short term borrowings minus the aggregate of cash, short term deposits, marketable securities, each as calculated from the items so described in the consolidated accounts of Rhodia most recently delivered by Rhodia to the Initial Bank). For illustrative purposes only, Consolidated Net Indebtedness as shown in the Original Group Accounts is FRF9,439,000,000;

"Testing Date" means 31st December of any year;

"Relevant Entity" means:

(a) any unconsolidated Subsidiary of Rhodia or joint venture entity, in each case: (i) in which Rhodia owns or effectively controls, directly or indirectly at least 20 per cent. of the capital and voting rights; and
      (ii) in relation to the Financial Indebtedness of which Rhodia has given a guarantee; and

(b)   prior to the exercise of the Call Option, the Albright and Wilson Group;
      and
      ---

"Call Option" means the option granted to Rhodia by Donauchem GmbH over all of the issued and outstanding shares of common stock of Danube Chemicals Acquisition Corporation".

8.   INTEREST PERIODS

8.1  General

     Each Advance shall have one Interest Period only.

8.2  Selection

     (a) The Borrowers shall select an Interest Period for an Advance in the relevant Request.

     (b) Subject to the following provisions of this Clause 8, each Interest Period will be one, two, three, six or twelve months or any other period not exceeding 12 months as may have been agreed between the relevant Bank and the relevant Borrower prior to the delivery of a Request specifying such other period.

8.3  Non-Business Days

     If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

8.4  Coincidence with Repayment Dates

     If an Interest Period of a Tranche 1 Advance would otherwise overrun the Tranche 1 Final Maturity Date or if an Interest Period of a Tranche 2 Advance would otherwise overrun the Tranche 2 Final Maturity Date, it shall be shortened so that it ends on the relevant Final Maturity Date.

9.   INTEREST

9.1  Interest rate

     The rate of interest on each Tranche 1 Advance or Tranche 2 Advance, as the case may be, is the rate per annum determined by the relevant Bank to be the aggregate of:

     (a)  the Tranche 1 Margin or Tranche 2 Margin, as the case may be;
     (b)  EURIBOR for the EUR or LIBOR for the other currencies;

9.2  Due dates

     Except as otherwise provided in this Agreement, accrued interest on an Advance is payable by the relevant Borrower on the last day of the Interest Period for that Advance and also, if the Interest Period is longer than six months, on the expiry of each period of six months after the first day of that Interest Period.

9.3  Default interest

          If an Obligor fails to pay any amount payable by it under this Agreement, it shall forthwith on demand by the relevant Bank pay interest on the overdue amount from the due date up to the date of actual payment, as well after as before judgment, at a rate (the "default rate") determined by such Bank to be one per cent, per annum above the higher of:

          (i) the rate on the overdue amount under Clause 9.1 (Interest rate) immediately before the due date (if of principal); and

          (ii) the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted an Advance in the currency of the overdue amount for such successive Interest Periods of such duration as such Bank may determine (each a "Designated Interest Period").

     9.4  Notification

     The relevant Bank shall promptly notify each relevant Borrower of the determination of a rate of interest under this Agreement.

10.  OPTIONAL CURRENCIES

10.1 Selection

     The Borrowers may request an Advance denominated in an Optional Currency.

10.2 Change of currency

     If, before 9:30 a.m. on the Interest Determination Date of an Advance to be denominated in an Optional Currency, the relevant Bank notices that:

     (a) it is impracticable for the Bank to fund its Advance in that Optional Currency in the ordinary course of business in the Euro or London interbank market: or

     (b) the use of the proposed Optional Currency might contravene any law or regulation applicable thereto.

     then:

     (i) the Bank shall promptly and in any event before 10:00 a.m. on that Interest Determination Date notify the Borrower;

     (ii) if the Bank receives notice from the Borrower by 10:30 a.m. on the relevant Interest Determination Date, the Advance shall not be made;

     (iii) if the Bank does not receive any notice under sub-paragraph (ii) above, the Advance will be denominated instead in EUR in an amount equal to its Original EUR Amount.

10.3 Notification of rates and amounts

     The relevant Bank shall notify each relevant Party of any applicable Bank's Spot Rate of Exchange or Original EUR Amount promptly after it is ascertained.

11.  PAYMENTS

11.1 Place

     All payments by an Obligor under this Agreement shall be made to the relevant Bank to its account at such office as it may notify to that Obligor for this purpose.

11.2 Funds

     Payments under this Agreement to any Bank shall be made for value on the due date at such times and in such funds as such Bank may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

11.3 Currency

     (a) A repayment or prepayment of an Advance is payable in the currency in which the Advance is denominated.

     (b) Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

     (c) Amounts payable in respect of costs, expenses and taxes and the like are payable in the currency in which they are incurred.

     (d) Any other amount payable under this Agreement is, except as otherwise provided in this Agreement, payable in EUR.

11.4 Set-off and counterclaim

     All payments made by an Obligor under this Agreement shall be made without set-off or counterclaim.

11.5 Non-Business Days

     (a) If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calender month (if there is one) or the preceding Business Day (if there is not).

     (b) During any extension of the due date for payment of any principal under paragraph (a) above interest is payable on that principal at the rate payable on the original due date.

11.6     Partial payments

         (a) If a Bank receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the facility, the Bank shall apply that payment towards the obligations of the Obligors under the facility in the following order:

               (i) first, in or towards payment pro rata of any unpaid costs and expenses of the Bank under this Agreement;

              (ii) secondly, in or towards payment pro rata of any accrued interest due but unpaid under this Agreement;

             (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

              (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the facility.


         (b)   The Bank may vary the order set out in sub-paragraphs (a)(ii) to
               (iv) above.

         (c) Paragraphs (a) and (b) above shall override any appropriation made by an Obligor.

12.      TAXES

12.1     Gross-up

         All payments by an Obligor under the facility shall be made without any deduction and free and clear of and without deduction for or on account of any taxes, except to the extent that the Obligor is required by law to make payment subject to any taxes. If any tax or amounts in respect of tax must be deducted, or any other deductions must be made, from any amounts payable or paid by an Obligor, the Obligor shall pay such additional amounts as may be necessary to ensure that the Bank receives a net amount equal to the full amount which it would have received had payment not been made subject to tax.

12.2     Indemnity

         Without prejudice to the provisions of Clause 12.1 (Gross-up), if a Bank is required to make any payment on account of tax or otherwise on or in relation to any sum received or receivable hereunder by such Bank (including, without limitation, any sum received or receivable under this Clause 12) or any liability in respect of any such payment is asserted, imposed, levied or assessed against such Bank, the Borrowers shall, upon demand of the Bank, indemnify such Bank against such payment or liability, together with any interest, penalties and expenses payable or incurred in connection therewith.

12.3     Tax receipts

         All taxes required by law to be deducted or withheld by an Obligor from any amounts paid or payable under the facility shall be paid by the relevant Obligor when due and the Obligor shall, within 30 days of the payment being made, deliver to the Bank evidence satisfactory (including all relevant tax receipts) that the payment has been duly remitted to the appropriate authority.

12.4    Tax Credits

        If an Obligor pays any additional amount (a "Tax Payment") under Clause
        12.1 (Gross-up) and the Bank effectively obtains a refund of tax, or relief or credit against tax (a "Tax Credit") and is able to identify the Tax Credit as being attributable to the Tax Payment, then it shall reimburse to that Obligor the amount which the Bank reasonably determines (in its absolute discretion exercised in good faith) to be the proportion of the Tax Credit which will leave it, after that reimbursement, in no better or worse position than it would have been in if the Tax Payment had not been required. The Bank shall have an absolute discretion as to whether to claim any Tax Credit and, if it does claim, the extent, order and manner in which it does so. The Bank shall not be obliged to disclose any information regarding its tax affairs or computations to any Obligor.


13.     MARKET DISRUPTION

13.1    Absence of quotations

        If a Reference Bank does not supply an offered rate by 11.30 a.m. on the Interest Determination Rate, the applicable EURIBOR or LIBOR shall, subject to Clause 13.2 (Market disruption), be determined on the basis of the quotations of the remaining Reference Banks.

13.2    Market disruption

        If:

        (a) no, or only one of the Reference Banks supplies a rate for the purposes of determining EURIBOR or LIBOR or the relevant Bank otherwise determines that adequate and fair means do not exist for ascertaining EURIBOR or LIBOR; or

        (b)  the relevant Bank has the opinion that:

             (i) matching deposits may not be available in the Euro or London interbank market in the ordinary course of business to fund its participation for the relevant Interest Period;

             or

             (ii) the cost of obtaining deposits in the Euro or London interbank market would be in excess of EURIBOR or LIBOR for the relevant Interest Period the Bank shall promptly notify the relevant Borrower of the fact and that this Clause 13 is in operation.

13.3    Suspension of drawdowns

        If a notification under Clause 13.2 (Market disruption) applies to an Advance which has not been made, that Advance shall not be made. However, within five Business Days of receipt of the notification, the Borrowers and the Banks shall enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for the borrowings of that and any future Advance. Any alternative basis agreed shall be binding on all the Parties.

14.  INCREASED COSTS

14.1 Increased costs

     (a) Subject to Clause 14.2 (Exceptions), the Borrowers shall forthwith on demand by a Bank pay to that Bank the amount of any increased cost incurred by it as a result of (i) any change in or introduction of any law or regulation (including any law or regulation relating to taxation, change in currency of a country or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control) or in its interpretation or administration and/or (ii) compliance with any request from or requirement of any central bank or other fiscal, monetary or other authority.

     (b) In this Agreement "increased cost" means:

         (i) an additional cost incurred by the Bank as a result of having entered into, or performing, maintaining or funding its obligations under, this Agreement.
               or

         (ii) a reduction in any amount payable to the Bank or the effective return to the Bank under this Agreement or on its capital; or

         (iii) the amount of any payment made by the Bank or the amount of any interest or other return forgone by the Bank, calculated by reference to any amount received or receivable by the Bank from any other Party under this Agreement.

14.2 Exceptions

     Clause 14.1 (Increased costs) does not apply to any increased cost:

     (a) compensated for by the operation of Clause 12 (Taxes);

     (b) attributable to any change in the rate of tax on the overall net income of the Bank imposed in the jurisdiction in which the relevant Facility Office for the time being is situated; or

     (c) resulting from compliance with the matters set out in the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", unless it results from any change after the date of this Agreement in, or in the interpretation or application of, these matters as contemplated on the date of this Agreement.

14.3 Notification

     If a Bank intends to make a demand under Clause 14.1 (Increased costs), then it shall, promptly upon becoming aware of the event giving rise to an increased cost, deliver to the Borrowers a certificate to that effect specifying in reasonable detail the relevant event and the amount, basis and computation of that claim. Notwithstanding the above, the Bank is not obliged to disclose in any such certificate any confidential or commercially sensitive information.

15.  ILLEGALITY

     If it is or becomes unlawful in any jurisdiction for a Bank to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain an Advance, then:

     (a) such Bank may notify the Borrowers accordingly; and

     (b) (i) the Borrowers shall forthwith prepay the Bank together with all other amounts payable by them to the Bank under this Agreement; and

         (ii) the Bank's obligations under this Agreement shall forthwith be cancelled.

16.    ADDITIONAL BORROWERS AND ADDITIONAL BANKS


16.1. Rhodia may at any time ask the Initial Bank that one of its Subsidiaries becomes an Additional Borrower. However, if the Subsidiary is located in an country other than Japan, USA, Canada, and the countries of the European Union, the prior approval of the Initial bank will have to be obtained.

       An Accession Agreement in the form of Schedule 1 shall then be executed and Schedule 4 will be adapted.

       Nevertheless, no Additional Borrower will be authorized to acceed to the Agreement until such time as Rhodia has issued the Guarantee.

16.2. The Initial Bank may at any time add one of it subsidiaries, as Additional Bank, to the Agreement.

       An Accession Agreement in the form of Schedule 2 shall be executed and
       Schedule 4 will be adapted.


17.    REPRESENTATION AND WARRANTIES

17.1.  Representations and warranties

       Each Obligor makes the representations and warranties set out in this Clause 17 to the Banks.

17.2.  Status and Due Authorisation

       It is a corporation duly organised under the laws of its jurisdiction of incorporation with power to enter into this Agreement and to exercise its rights and perform its obligations hereunder and all corporate and other action required to authorise its execution of this Agreement and its performance of its obligations hereunder has been duly taken.

17.3   Legal validity

       The Agreement to which it is or will be a party constitutes, or when executed in accordance with its terms will constitute, its legal, valid and binding obligation enforceable in accordance with its terms.

17.4.  No default

       No Default is outstanding or might result from the making of any Advance.

17.5.  Accounts

       The audited accounts of the Group most recently delivered by RHODIA to the Banks (which, at the date of this Agreement, are the Original Group Accounts), to the best of its knowledge and belief:

       (i) have been prepared in accordance with accounting principles and practices generally accepted in France consistently applied; and

       (ii) fairly represent its financial condition as at the date to which they were drawn up,

       and there has been no Material Adverse Change since the date to which those accounts were drawn up.

17.6    Litigation

        No litigation, arbitration or administrative proceedings are current or, to the best of its knowledge and belief, pending or threatened, which might, if adversely determined, constitute a Material Adverse Change.

17.7    Information

        The information supplied by or on behalf of it to the Initial Bank in connection with this Agreement was true and accurate in all material respects as at the date it was supplied, and it is not aware of any facts or matters not disclosed to the Initial Bank which, if disclosed, might adversely affect the decision of a person considering whether to enter into this Agreement.

17.8    Pari passu ranking

        The obligations of each Obligor under this Agreement will rank at least pari passu with the claims of all its other present and future unsecured creditors save those whose claims are mandatorily preferred by law applying to companies generally.

17.9    Times for making representations and warranties

        The representations and warranties set out in this Clause 17:

        (a)  are made on the date of this Agreement; and

        (b) (with the exception of Clause 17.5 (Accounts), 17.6 (Litigation) and 17.7 (Information)) are deemed to be repeated by each Obligor on the date of each Request and the first day of each Interest Period with reference to the facts and circumstances then existing.


18.     UNDERTAKINGS

18.1    Duration

        The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is or may be outstanding under this Agreement.

18.2    Financial Information

        Each Obligor shall supply to the Banks:

        (a) as soon as the same are available (and in any event within 180 days of the end of each of its financial years):

             (i) in the case of the Borrowers and the Guarantor, their audited accounts for that financial year; and

             (ii) in the case of the Guarantor, the consolidated audited accounts of the Group for that financial year;

        (b) as soon as the same are available (and in any event within 90 days of the end of the first half-year of its financial years) the published interim consolidated accounts of the Group;

        (c) in the case of the Guarantor together with the accounts specified in paragraph (a)(ii) above, a certificate signed by the Chief Financial Officer on its behalf setting out in reasonable detail computations establishing compliance with Clause 19.7 (Financial ratios) as at the date to which those accounts were drawn-up (such certificate to be substantially in the form set out in Schedule 5).

18.3    Information - miscellaneous

        Each Obligor shall supply to the Banks:

        (a) promptly, upon request of the Banks such other information regarding the financial condition and operations of either Obligor as the Banks may reasonably request in order to monitor compliance with the Obligors' obligations under the Facility;

        (b) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending, and which might, if adversely determined, have a Material Adverse Effect.

18.4    Notification of Default

        Each Obligor shall notify the Bank of any Default (and the steps, if any, being taken to remedy it) promptly upon its occurrence.

18.5    Authorisations

        Each Obligor shall promptly obtain, maintain and comply with the terms of any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of this Agreement.

18.6    Pari passu ranking

        Each Obligor shall procure that its obligations under this Agreement do and will rank at least pari passu with all its other present and future unsecured obligations.

18.7    Negative pledge

        (a) No Obligor shall and the Guarantor shall procure that no Material Subsidiary will create or permit to subsist any Security Interest on any of its assets.

        (b)  Paragraph (a) above does not apply to the following Security
             Interests:

             - in connection with the purchase, maintenance or improvement of an asset, provided the amount of Financial Indebtedness secured remains confined to such asset or such improvements.

             - created to secure Financial Indebtedness owing to EIB, IFC, CREDIT NATIONAL, FONDS INDUSTRIEL DE MODERNISATION, FONDS DE DEVELOPPEMENT ECONOMIQUE ET SOCIAL or any other governmental, EEC or international controlled financial institution which in its normal lending practice requires such encumbrance.

             - existing at a time when a corporation is merged into, consolidated with or acquired by an Obligor or Material Subsidiary and not created in contemplation of such event, provided that such encumbrance remains confined to such asset and improvements and additions thereto and does not secure any Financial Indebtedness not so secured at the time of such event.

             - existing on any asset prior to the acquisition thereof by an Obligor or Material Subsidiary and not created in contemplation of such acquisition provided that such encumbrance remains confined to such asset and improvements and additions thereto and does not secure any Financial Indebtedness not so secured at the time of such event.

             - arising out of a refinancing of any indebtedness secured by encumbrance permitted above, provided that such Financial Indebtedness is not increased or secured by any additional assets or revenues.

     - arising after orders of attachment, distraint or similar legal process arising in connection with court proceedings so long as the claims secured are being contested in good faith.

     - created over assets held in trust by another person, which assets are to be used by such other person solely for satisfying any Obligor's or Material Subsidiary's, scheduled payment obligations in respect of principal and/or interest in respect of any of their Financial Indebtedness in circumstance where such other person has undertaken responsibility for the discharge of such obligation.

     - over assets or receivables of any Obligor or Material Subsidiary which encumbrances have been given in connection with the refinancing of such assets or receivables and where the risks (except in relation to any credit enhancement provided by such Obligor or Material Subsidiary in respect of such assets or receivables) relating to non-payment in respect of such assets or receivables are, as a result of such refinancing, not borne by such Obligor or Material Subsidiary.

     - over a deposit made by any Obligor or Material Subsidiary using the proceeds of its Financial Indebtedness provided that (A) the depositary of such proceeds lends an amount at least equal to the amount of the deposit to a subsidiary of such Obligor or Material Subsidiary and (B) that such loan has a maturity date which is not earlier that the date for repayment of such deposit.

     - not in one of the above categories to secure Financial Indebtedness as long as the amount of Financial Indebtedness secured thereby does not exceed 7.5% of Consolidated Net Worth.

18.8 Insurance

     Each Obligor shall maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies carrying on a business such as that carried on by each Obligor.

18.9 Change of business

     Rhodia shall procure that no substantial change is made to the general nature or scope of the business of the Group from that carried on at the date of this Agreement.

19.  DEFAULT

19.1 Events of Default

     Each of the events set out in Clauses 19.2 (Non-payment) to 19.15 (Material adverse change) (inclusive) is an Event of Default (whether or not caused by any reason whatsoever outside the control of either Obligor or any other person).

19.2 Non-payment

     An Obligor does not pay any amount payable by it under this Agreement at the place at and in the currency in which it is expressed to be payable, unless such default is remedied within five Business Days after the Bank has given notice to such Obligor

19.3 Breach of other obligations

     An Obligor does not comply with any provision of this Agreement (other than those referred to in Clause 19.2 (Non-payment) and such default is (if capable of remedy) not remedied within 30 days after a Bank has given notice to such Obligor.

19.4  Misrepresentation

      A representation, warranty or statement made or repeated in or in connection with this Agreement or in any document delivered by or on behalf of either Obligor is incorrect in any material respect when made or deemed to be made or repeated.

19.5  Cross default

      Any Financial indebtedness of any Obligor or any Material Subsidiary (taken together) aggregating EUR 50,000,000,-(or equivalent in other currencies) or more becomes prematurely due and payable or is placed on demand as a result of an event of default (howsoever described and after expiry of any applicable grace period) under the document relating to that Financial Indebtedness, unless such default is contested in good faith by the Obligor or Material Subsidiary by appropriate proceedings.

19.6  Insolvency

      (a) An Obligor or any Material Subsidiary is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or to be insolvent, or admits inability to pay its debts as they fall due; or

      (b) an Obligor or any Material Subsidiary suspends making payments on all or any class of its debts or announces an intention to do so, or a general moratorium is declared in respect of any of its indebtedness; or

      (c) an Obligor or any Material Subsidiary by reason of financial difficulties, begins negotiations with one or more of its creditors with a view to the readjustment or rescheduling of any of its indebtedness.

19.7  Financial ratios

      (a)  any of the following ratios is breached:

           (i) Consolidated Net Worth is at any time greater than FRF12,000,000,000,-;

           (ii) EBITDA to Net Financial Expenses is at any time greater than 5.

      (b) All the terms used in paragraph (a) above and in clause 4.2.(a)(iii) are to be calculated in accordance with the accounting principles applied in connection with the Original Group Accounts and are to be calculated as at 31 December of the financial year referred to in the annual consolidated accounts of the Group most recently delivered by Rhodia to the Banks.

19.8  Liquidation

      Any Obligor is declared bankrupt, is defendant in an action for its bankruptcy which remains undismissed for a period of thirty days, applies for a "redressement judiciaire" or is subject to a "reglement amiable" (as such terms are defined by French Law), is dissolved or enters into liquidation (except when such dissolution or liquidation has been approved by the Banks), or an administrateur judiciaire, commissaire special,sequestre or similar officer is appointed in relation to such Obligor or any corporate action or other steps are taken or legal proceedings are started with a view to any of the above events.

19.9  Creditors' process

      Any attachment, sequestration, distress or execution affects any substantial part of the assets of any Obligor or any Material Subsidiary and is not discharged within thirty days.

19.10 Analogous proceedings

      These occurs, in relation to any Obligor or any Material Subsidiary, any event anywhere in other jurisdictions which in the reasonable opinion of the Banks, appears to correspond with any of those mentioned in Clauses
      19.6 (Insolvency), 19.8 (Liquidation) or 19.9 (Creditors' process).

19.11 Cessation of business

      Any Obligor ceases, or threatens to cease, to carry on all or a substantial part of its business.

19.12 Unlawfulness

      It is or becomes unlawful for either Obligor to perform any of its obligations under this Agreement.

19.13 Guarantee

      The guarantee of the Guarantor is not effective or is alleged by an Obligor to be ineffective for any reason.

19.14 Ownership of the Guarantor and of the Borrowers

      Any Additional Borrower or the Guarantor is not or ceases to be a Subsidiary of RHODIA.

19.15 Material adverse change

      Any event or series of events occurs which, in the reasonable opinion of the Banks, irremediably compromises the ability of any Obligor to perform in a timely manner any of its payment obligations under the Agreement as provided for by article 60 of the French law no. 84-46 of the 24 January 1984.

19.16 Acceleration

      On and at any time after the occurrence of an Event of Default the Initial Bank (on behalf of the Banks) shall, by notice to the Borrowers:

      (a) cancel the facility; and/or

      (b) demand that all or part of the Advances, together with accrued interest and all other amounts accrued under this Agreement be immediately due and payable, whereupon they shall become immediately due and payable; and/or

      (c) demand that all or part of the Advances be payable on demand whereupon they shall immediately become payable on demand.

20.   COMMITMENT FEE

      (a) Rhodia S.A. shall pay to the Initial Bank (for account of the Banks)
          - a commitment fee computed at the rate of 0,10 per cent. per annum on the undrawn uncancelled amount of the Tranche 1 Facility during the period from the date of this Agreement up to and including the Tranche 1 Final Maturity Date;
          - a commitment fee computed at the rate of 0,20 per cent. per annum on the undrawn uncancelled amount of the Tranche 2 Facility during the period from the date of this Agreement up to and including the Tranche 2 Final Maturity Date;

      (b) For this purpose, Advances are taken at their Original EUR Amount.

      (c) Accrued commitment fee is payable quarterly in arrear.

21.  EXPENSES

     The Borrowers shall forthwith upon presentation of duly documented evidence pay to the Banks the amount of all costs and expenses (including legal fees) incurred by them in connection with the enforcement of, or the preservation of any rights under this Agreement.

22.  STAMP DUTIES

     The Borrowers shall pay and forthwith upon presentation of duly documented evidence indemnify the Banks against any liability it incurs in respect of, any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of this Agreement.

23.  INDEMNITIES

23.1 Currency indemnity

     (a) If the Banks receive an amount in respect of an Obligor's liability under this Agreement or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "contractual currency") in which the amount is expressed to be payable under this Agreement:

          (i) that Obligor shall indemnify the Banks as an independent obligation against any loss or liability arising out of or as a result of the conversion upon presentation of duly documented evidence;

          (ii) if the amount received by the Banks, when converted into the contractual currency at a market rate in the usual course of its business is less than the amount owed in the contractual currency, the Obligor concerned shall forthwith upon presentation of duly documented evidence pay to the Banks an amount in the contractual currency equal to the deficit; and

          (iii) the Obligor shall pay to the Banks forthwith upon presentation of duly documented evidence any exchange costs and taxes payable in connection with any such conversion.

     (b) Each Obligor waiver any right it may have in any jurisdiction to pay any amount under this Agreement in a currency other than that in which it is expressed to be payable.

23.2 Other indemnities

     The Borrowers shall forthwith upon presentation of duly documented evidence indemnify each Bank against any loss or liability which it incurs as a consequence of:

     (a)  the occurrence of any Default;
     (b)  the operation of Clause 19.16 (Acceleration);
     (c) any payment of principal or an overdue amount being received from any source otherwise than on the last day of a relevant Interest Period or Designated interest Period (as defined in Clause 9.3 (Default interest)) relative to the amount so received;
     (d) (other than by reason of negligence or default by the Banks) an Advance not being made after a Borrower has delivered a Request for that Advance.

     The Borrower's liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under this Agreement, any amount repaid or prepaid or any Advance.

24.  EVIDENCE AND CALCULATIONS

24.1 Accounts

     Accounts maintained by the Banks in connection with this Agreement are prima facie evidence of the matters to which they relate.

24.2 Certificates and determinations

     Any certification or determination by the Bank of a rate or amount under this Agreement is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

24.3 Calculations

     Interest accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, if market practice.
     The Commitment fee payable under Clause 20.1 accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

25.  SET-OFF

     Any amount (the "Early Termination Amount") due and payable to the Banks by the Obligors in circumstances where an Event of Default has occurred, may, at the option of the Banks, be reduced by its set-off against any amount(s) due and payable at such time by the Banks to such Obligor (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Banks and such Obligor or instrument(s) or undertaking(s) issued or executed by one party to or in favour of the other party (and the other amount will be discharged promptly and in all respects to the extent it is so set-off).

     The Bank will give notice to the other party of any set-off effected.

     For the purpose of cross-currency set-off, the Banks may convert any obligation into another currency at a market exchange rate selected by them on the relevant date. For the purpose of the determination of this exchange rate, the Banks shall poll three (3) Banks for their mid-market quotations on the relevant date. A simple average of the three (3) aforementioned quotations will determine the applicable exchange rate.

     If the amount of an obligation is unascertained, the Banks may in good faith estimate that obligation and set-off in respect of the estimate subject of the relevant party accounting to the other when the amount of the obligation is unascertained. In the event where such accounting reveals a discrepancy from the amount previously set-off, an appropriate adjustment will be made.

     Nothing in this Clause shall be effective to create a charge or other security interest. This Clause shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operations of law, contract or otherwise).

26.  SEVERABILITY

     If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

     (a) the validity or enforceability in that jurisdiction of any other provision of this Agreement; or

     (b) the validity or enforceability in other jurisdictions of that or any other provision of this Agreement.

27.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

28.  NOTICES

28.1 Giving of notices

     All notices or other communications under or in connection with this Agreement shall be given in writing or by telex or facsimile. Any such notice will be deemed to be given as follows:

     (a)  if in writing, when delivered;
     (b) if by telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice; and
     (c)  if by facsimile, when received

     However, a notice given in accordance with the above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

28.2 Addresses for notices

     The address, telex number and facsimile number of each Party for all notices under or in connection with this Agreement are:

     (i) those set in Schedule 4 or those notified by that Party to the Banks on or before the date it becomes a Party; or

     (ii) any other notified by that Party for this purpose to the Banks by not less than ten Business Days' notice.

28.3 Facsimile

     (a) Each Obligor shall indemnify and hold the Banks harmless from and against all actions, proceedings, costs, claims, demands, expenses or losses which the Banks may suffer, incur or sustain as a consequence of the Banks accepting and/or acting upon any instructions under this Agreement received by a Bank from an Obligor by facsimile and which would not have been suffered, incurred or sustained if, at the time of receipt, the Bank had been given the instructions other than by facsimile transmission.

     (b) No Obligor shall make any claim or take any action or proceedings against the Bank for any loss whatsoever suffered by the Obligor by reason of a Bank accepting and/or acting upon any instructions hereunder received by the Bank from the Obligor by facsimile and which would not have been suffered, incurred or sustained if, at the time of receipt, the Bank had been given the instructions other than by facsimile transmission.

29.  LANGUAGE

     (a) Any notice given under or in connection with this Agreement shall be in English.
     (b) All other documents provided under or in connection with this Agreement shall be: in English or in French.

31.  GOVERNING LAW

     This Agreement is governed by Belgian law. Only the courts of Brussels will be competent. For the purposes of any legal proceedings in connection with this Agreement, each Obligor which is not incorporated in Belgium elects domicile at the registered office from time to time of RHODIA BELGIUM S.A which hereby consents to act as the agent of those Obligors for the service of process in Belgium.

This Agreement has been entered into on the date stated at the beginning of this Agreement.



Initial Borrower

RHODIA



/s/ ILLEGIBLE




Guarantor

RHODIA


/s/ ILLEGIBLE



Initial Bank

*

/s/  *                                      /s/ *

*                                           *
Credit Manager                              Directeur

                       SCHEDULE 1.A:ACCESSION AGREEMENT

BETWEEN

* (acting on its behalf and on behalf of the other Banks)

and

RHODIA (acting on its behalf as Borrower and Guarantor and on behalf of the other Borrowers)

and

(name subsidiary)

Dated:


1. Reference is made to an agreement (the "Agreement") dated <> and made between RHODIA as Initial Borrower and as Guarantor and * as Initial Bank.

2.   Terms defined in the Agreement shall bear the same meaning herein.

3. RHODIA hereby requests that (name subsidiary) becomes an Additional Borrower pursuant to Clause 16 of the Agreement.

4.   (name subsidiary) hereby agrees to such request and accordingly:

     (i) hereby makes, for the benefit of the Banks, each of the representations referred to in Clause 17 of the Agreement; and

     (ii) undertakes, upon its becoming a Borrower, to perform all the obligations expressed to be undertaken under the Agreement by a Borrower in all respects as if it had been an original party thereto as a Borrower

5.   (name subsidiary) undertakes to deliver the documents listed in the
     Schedule 1.B of the Agreement.

6. The Guarantor confirms that it will guarantee in accordance with the Guarantee referred to in Clause 16 of the Agreement all the obligations of (name subsidiary) under the Agreement in all respects in accordance with the terms of the Agreement.

7. RHODIA BELGIUM S.A. agrees to act as agent of the Additional Borrower for service of process in Belgium.

8.   RHODIA

     (i) hereby repeats, for the benefit of the Banks, each of the representations referred to in Clause 17 of the Agreement (with the exception of Clause 17.5 (Accounts), 17.6 (Litigation) and 17.7 (Information); and

     (ii)  confirms that no Default has occurred.

9. By execution of this Accession Agreement the Initial Bank accepts (name subsidiary) as a party to the Agreement.

10.  (name subsidiary)'s administrative details as follows:

     Address:
     Telephone No.:
     Facsimile No.:

11.  Schedule 4 of the Agreement will be adapted accordingly.

12. This Accession Agreement shall be governed by and construed in all respects in accordance with Belgian law.


RHODIA






(name of subsidiary)

*

        SCHEDULE 1.B.: CONDITIONS PRECEDENT FOR THE ADDITIONAL BORROWER


[Corporate authorisations]

[Government or other consents]

[Other documents or evidence]

[Legal opinions]

                        SCHEDULE 2: ACCESSION AGREEMENT

BETWEEN

1.   *

2. RHODIA (acting on behalf of itself as Borrower and Guarantor and on behalf of the other Borrowers)

3.   (name subsidiary)

Dated:

1.  Reference is made to an agreement (the "Agreement") dated (   ) and made
    between RHODIA as Initial Borrower and as Guarantor and * as Initial Bank.

2.  Terms defined in the Facility Agreement shall bear the same meaning herein.

3. * hereby requests that (name subsidiary) becomes an Additional bank pursuant to Clause 16 of the Agreement.

4. (name subsidiary) hereby agrees to such request and undertakes, upon its becoming a Bank, to perform all the obligations expressed to be undertaken under the Agreements by a Bank in all respects as if it had been an original party thereto as a Bank.

5. (name subsidiary) shall be obligated to make Advances only to the Borrower, up to the amount and through the Facility Office set opposite its name in
    Schedule 4.

6.  Schedule 4 will be adapted accordingly.

7. The Guarantor confirms that it will guarantee on accordance with the Guarantee referred to in Clause 16 of the Agreement all the obligations of the Borrowers towards (name subsidiary) under the Agreement.

8. By execution of this Accession Agreement, RHODIA S.A. accepts (name subsidiary) as a party to the Agreement.

9.   (name subsidiary)'s administrative details as follows

     Address:
     Telephone No:
     Facsimile no:

10. This Accession Agreement shall be governed by and construed in all respects in accordance with Belgian Law.

*

(Name Subsidiary)

RHODIA

                  SCHEDULE 3: CONDITIONS PRECENDENT DOCUMENTS

In relation to RHODIA

(i)    an original "extrait K-bis" issued less than 30 days ago;

(ii)   a copy of the Constitutional Documents of RHODIA;

(iii)  the specimen signature of the signatories;

(iv) the name of the persons (and the specimen of their signature) authorised to request an Advance or to give any other instructions under this Agreement;

(v) at the time of issue of the Guarantee, a copy of the decision of the "Conseil d'Administration" authorizing the issue and the signing of the Guarantee and duly empowering the signatories of the Guarantee.

             SCHEDULE 4: ALLOCATIONS AND ADMINISTRATIVE DETAILS

A) ALLOCATIONS


NAME OF         FACILITY      NAME OF     MAXIMUM           MAXIMUM AMOUNT
BANK            OFFICE        BORROWER    AMOUNT            ALLOCATED
                                          ALLOCATED         TRANCHE B
                                          TRANCHE A
-----------------------------------------------------------------------------
*               BRUSSELS      RHODIA     EUR 100,000,000,-   EUR 50,000,000,-
*
                                         EUR
                                         EUR


B) ADMINISTRATIVE DETAILS

*  for *
   address: *

   Contact persons:

   (i)   for operational matters

         *
         tel: 32-2-*
         fax: 32-2-*

   (ii)  for other matters

         *
         tel: 32-2-*
         fax: 32-2-*

*  for Rhodia
   address: Quai Paul Doumer, 25, 92408 COURBEVOIE CEDEX (FRANCE)

   Contact persons:

   (i)   Pierre PROT, Chief Financial Officer
         tel: 33-1-47.68.24.28

   (ii)  Elisabeth TEYSSIER, Director of Corporate Finance
         tel: 33-1-47.68.20.77

   (iii) Rabih CHACAR, Deputy Director of Corporate Finance
         tel: 33-1-47.68.27.94

         fax: 33-1-47.68.14.74

                  SCHEDULE 5: FORM OF COMPLIANCE CERTIFICATE

To: (name of Banks)



Date:



Dear Sirs,

We refer to an agreement (the "Agreement") dated ( ) and made between RHODIA as Initial Borrower and as Guarantor, and * as Initial Bank.

Terms defined in the Facility Agreement shall bear the same meaning herein.

We confirm that:

(i)   as at (   ), Consolidated Net Worth was (   ) and

(ii)  as at (   ), EBITDA to Net Financial Expenses was (   )

We set out below in reasonable details any relevant computations:

                          SCHEDULE 6:FORM OF REQUEST

TO:  (name of Bank)

From:  (name of Borrower)

EUR  150.000.000- Multicurrency Revolving Credit Facility dated ()

1.  We wish to borrow an Advance as follows:

    (a)  Tranche:

    (b)  Drawdown Date:

    (c)  Amount
         Currency

    (d)  Interest Period

    (e)  Payment Instructions

2. We confirm that each conditions specified in clause 4.2 (Further conditions precedent) is satisfied on the date of this Request.

BY:

(name of Borrower)

                             SCHEDULE 7: GUARANTEE

(on letterhead of guarantor)



1. Reference is made to an agreement (the "Agreement") dated () and made between RHODIA as Initial Borrower and as Guarantor and * as Initial Bank.

2.  Terms defined in the Agreement shall have the meaning herein.

3. Pursuant to Clause 16 of the Agreement, RHODIA may ask the Initial Bank that one of its Subsidiaries with the prior approval of the Initial Bank becomes an Additional Borrower.

4. RHODIA confirms that it will guarantee all the obligations of any Additional Borrower under the Agreement in all respects in accordance with the terms of the Guarantee.

AS A CONSEQUENCE RHODIA ISSUES THE FOLLOWING GUARANTEE:

1.  Guarantee

    Rhodia irrevocably and unconditionally:

    (a) guarantees to the Banks due and punctual performance by the Borrowers of all their obligations under the Facility when due;

    (b) undertakes with each Bank that whenever a Borrower does not pay any amount when due under or in connection with the Facility, Rhodia shall forthwith on demand by the Bank pay that amount as if Rhodia instead of that Borrower were expressed to be the principal obligor; and

    (c) indemnifies the Bank on demand against any loss or liability suffered by it if any obligation guaranteed by Rhodia is or becomes unenforceable, invalid or illegal.

2.  Continuing guarantee

    This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Borrowers under the Facility, regardless of any intermediate payment or discharge in whole or in part.

3.  Reinstatement

    (a) Where any discharge (whether in respect of the obligations of either Obligor or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of Rhodia under this Guarantee shall continue as if the discharge or arrangement had not occurred.

    (b) The Banks may concede or compromise any claim that any payment, security or other disposition which is liable to avoidance or restoration.

4.  Waiver of defences

    The obligations of Rhodia under this Guarantee will not be affected by an act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Guarantee or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or the Banks):

    (a) any time or waiver granted to, or composition with, a Borrower or other person;

    (b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, a Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

    (c) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of a Borrower or any other person;

    (d) any variation (however fundamental) or replacement of the Agreement or any other document or security so that references to the Agreement or document in this Guarantee shall include each variation or replacement;

    (e) any unenforceability, illegality or invalidity of any obligation of any person under the Agreement or any other document or security, to the intent that Rhodia's obligations under this Guarantee shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity; or

    (f) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Borrower under the Agreement resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of Rhodia's obligations under this Guarantee be construed as if there were no such circumstance.

5.  Immediate recourse

    Rhodia waives any right it may have of first requiring the Bank to proceed against or enforce any other rights or security or claim payment from any person before claiming from Rhodia under this Guarantee.

6.  Appropriations

    Until all amounts which may be or become payable by the Obligors under or in connection with the Agreement have been irrevocably paid in full, each Bank may:

    (a) refrain from applying or enforcing any other moneys, security or rights held or received by it in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and Rhodia shall not be entitled to the benefit of the same; and

    (b) hold in a suspense account any moneys received from Rhodia or on account of Rhodia's liability under this Guarantee, without liability to pay interest on those moneys.

7.  Non-competition

    Until all amounts which may be or become payable by the Obligors under or in connection with the Agreement have been irrevocably paid in full, Rhodia shall not, after a claim has been made or by virtue of any payment or performance by it under this Guarantee:

    (a) be subrogated to any rights, security or moneys held, received or receivable by any Bank or be entitled to any right of contribution or indemnity in respect of any payment made or money received on account of Rhodia's liability under this Guarantee;

    (b) claim, rank, prove or vote as a creditor of the Borrowers or their estate in competition with any Bank; or

    (c) receive, claim or have the benefit of any payment, distribution or security from or on account of a Borrower, or exercise any right of set-off as against a Borrower.

    Rhodia shall hold in trust for and forthwith pay or transfer to the Banks any payment or distribution or benefit of security received by it contrary to this Clause 7.

8.  Additional security

    This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by the Bank.

9.  Governing Law

    This guarantee shall be governed by and construed and interpreted in accordance with the law of Belgium.

    Rhodia irrevocably submits to the jurisdiction of the courts in Brussels in respect of any action or proceeding relating to this guarantee and for this purpose elects domicile at the registered office from time to time of RHODIA BELGIUM S.A.